Kazoo

Kazoo developed a B2B emergency response mobile platform that saves lives through enhanced 911 connectivity—transforming smartphones into personal safety lifelines.


kazoo

Invest

$99.76 minimum investment

Deadline February 28, 2022
in a month

Unit Price
$1.72

Total Raised
$29,569

Valuation
$6,990,326

4(a)(6) offering provided by Netcapital Funding Portal Inc.

DEAL HIGHLIGHTS

- Raised over $650K: Includes 397 investors on Wefunder, angel investors and founders
- Kazoo Awarded 2021 Impact Company of The Year Award by DotCom Magazine, which celebrates America's privately owned companies whose founders, CEOs and team members are making an important impact in the economy.
- Israel's #1 Startup Specialist joins Kazoo Advisory Board — known by *Forbes, Business Insider* and *Inc. Magazine* as Israel's top marketer and tech guru.
- Signed technology integration partnership with RapidSOS (the world's first emergency response data platform) for enhanced connectivity to 250M+ mobile devices and 4,800+ emergency call centers.
- Vetted by AT&T/FirstNet to enter into their App Developer Certification program for the nation's only ecosystem for public safety.
- Our award winning UI/UX team has designed apps for Apple, Twitter, Snapchat, and Kanye West; our engineering team has built apps for Infiniti, Microsoft, and Warner Music.
- Signed marketing agreement with national organization for direct-to-consumer selling to 400,000 users upon Kazoo product launch.

Testimonials


KAZOO AWARDED 2021 IMPACT COMPANY OF THE YEAR AWARD
THE DOTCOM MAGAZINE SHOW
WITH ANDY JACOB
2021 DOTCOM MAGAZINE
kazoo
DotCom Magazine has honored Kazoo as making a positive difference in an incredibly unique year. The DotCom Magazine 2021 Impact Company of The Year Awards celebrates shapeshifting entrepreneurs and their companies. When a company makes an impact, not only are they helping their clients, but they are also helping the world become a better place.

Testimonials

ISRAEL'S #1 STARTUP SPECIALIST JOINS KAZOO ADVISORY BOARD



Hillel Fuld
CEO, HillelFuld.com

Hillel has been recognized as one of the most influential people in the Israeli tech industry, and has been ranked in the top ten of global technology bloggers. Dubbed Israel's top marketer, Hillel works with leading tech entrepreneurs, investors, and visionaries to accompany them on their journey from idea to revenue. Hillel's work is published on some of the world's top tech publications including *TechCrunch, Venturebeat, Inc., Entrepreneur, Business Insider,* and he collaborates with leading global brands including Google, Oracle, Microsoft, and Nike.

Forbes "There are only a few people who serve as a focal point for entrepreneurs looking to grow their businesses. They provide advice, mentorship, connections, experience, credibility...In the Israeli tech ecosystem, Hillel Fuld is that guy."

"Israel's top marketer." Inc.

"If you're a startup in the 'startup nation' of Israel, you know marketing-dude turned-tech-blogger Hillel Fuld." BUSINESS INSIDER

Testimonials

"In my prior academic career as faculty director at CU-Boulder's Interdisciplinary Telecommunications Program, we focused many research efforts on emergency services. I have reviewed and tested dozens of proposals to solve the complex problem of enhanced emergency services.

Until Kazoo, no product has addressed the myriad challenges that safety brings. In my nine years at Google after academia, I noticed that even Google has a safety product for its own employees, but Google had no interest developing a product that integrates into the public safety network. I'm excited to invest in Kazoo to see a product come to market of this kind."

Patrick Spaulding Ryan, PhD
Former Strategy & Operations Principal, Google, Kazoo Investor



PROBLEM

911 systems are getting old, and the public can be in danger when they fail.

Our 911 infrastructure is full of problems. Every year, more than 10 million 911 calls are sent to the wrong call center and require a transfer. Once you finally connect to the correct call center, 911 dispatchers do not always have the crucial information they need (your name and pinpoint location) to send help to you.

Two recent news segments showcase how people can be put in danger by our outdated 911 infrastructure. Kazoo's emergency services mobile platform solves both of the critical problems and ensures help can always arrive when it's needed.

problem


WHY OUR EMERGENCY '911 SYSTEM' IS BROKEN
PROBLEM #1
"911 CAN'T ALWAYS FIND YOU IN AN EMERGENCY USING 50-YEAR-OLD TECHNOLOGY"
CBS
PROBLEM #2
"MORE THAN 10 MILLION 911 CALLS SENT TO THE WRONG 911 CENTER EACH YEAR, REQUIRE TRANSFER"
NBC

Here's a transcript of the video

SOLUTION

Mobile SOS Technology That Saves Lives

When you call 911 through Kazoo, your call is guaranteed to be routed to the correct call center, preventing critical delays. Once you connect, your name and phone number are both automatically seen by 911 dispatchers. Your exact pinpoint location is also shown, allowing dispatchers to send help to you immediately, even if you are unable to talk or you have no idea where you are.

During a recent interview with Kazoo CEO Peter Goodman on DotCom Magazine's "Entrepreneur Interview Series", the CEO and host of DotCom Magazine, Andy Jacob, shared his perspective on the impact of Kazoo's revolutionary safety technology and how he believes "it will transform the entire space of personal safety by providing a personal safety lifeline that's going to give peace of mind to literally millions of people." Watch the excerpt below.

solution


LIVE
DotCom Magazine
DotCom magazine
Andy Jacob, CEO, DotCom Magazine
Leaders Making News
RS MAKING NEWS...CEO'S AND FOUNDERS SHARING THEIR PERSONAL JOURNEYS LEADI

Here's a transcript of the video

PRODUCT

All-in-one safety solution, in seconds

The screens below demonstrate how Kazoo's life-saving technology works. When you tap SOS (left), your emergency contacts (right) see an instant broadcast of the scene and have (7) vital data points and functions at their fingertips.

all-in-one


Person in Crisis
SOS Voice Call
Starting an SOS voice call and alerting your emergency contacts.
3
Slide to Start
Cancel Call
Emergency Contact
2190 Liberty Avenue
Bettie French
Pinpoint exact location of PIC
Connect to 4,800 emergency call centers
Share live link with first responders
Communicate with PIC
Open map on same screen
Incoming phone # for 911
Take photos of unfolding incident
call 911
Bill Richards
Did you call 911?
Bob Mathis
I am nearby. Will reach in next 10!!

Next, here's an example of a real-life scenario where a victim taps the SOS button. A live stream is instantly broadcast to their emergency contacts, who then call 911 on their behalf.

The 911 dispatcher instantly receives all of the victim's vital information (name, phone number, longitude/latitude coordinates), while the emergency contact describes what's going on at the scene. All of this happens in under 30 seconds.

live-emergency-streaming

Live emergency streaming


Person in Crisis
Emergency Contact

Integrating safety into the world of modern communications

Kazoo was built to be used as an everyday communications platform between friends, families, and organizations. Meet up, keep track of loved ones, plan events, and more with Kazoo's 50+ map-based communications features. If someone ever feels unsafe, Kazoo's SOS safety feature is just a tap away.

features

Kazoo combines powerful safety features, secure group communications, and location-based services to provide constant value to users


kazoo SOS
kazoo Find
kazoo Social
kazoo Groups

features

Just some of what you can do with Kazoo Mobile

Instant Safety
Send an SOS to alert loved ones, relay pinpoint location, livestream video, and get enhanced connectivity to 911.

Group Chats
Text, call, livestream, and share location with all of your friends, family and social circles.

Lifestyle Alerts
Set time- and location-based alerts for select contacts. Get instantly notified if parameters are not met.

Integrated Navigation
Get around town quickly and easily with built-in navigation.

UBER Rideshare Integration
With one tap, order an Uber, share location tracking with contacts and trigger SOS livestream in an emergency.

Battery Alerts
Automatically notify select contacts when your phone is low on battery.

Event Planning
Create one-time and recurring events. See location of attendees without needing to ask.

Video Chat
Livestream video to individuals and groups. Option to record and save locally on your device.

Secure Encryption
1024 bit SSL encryption and HIPAA compliant to ensure your data is completely private.

Everywhere you look, Kazoo's technology is needed

Consumer technology is rapidly evolving to become more personal through the use of location. To meet these demands, the Kazoo was built around location-based technology. The Kazoo platform enables users to enhance their daily activities, improve their overall lifestyles, and stay safe during any potentially dangerous situation.

location services



Location-based technology in our daily lives
Kazoo developed technology that's an extension of how people live
LOCATION SERVICES
SAFETY
• Traffic accidents
• Roadside assistance
• Ridesharing
• Personal assaults
• Natural disasters
• Other emergency incidents
COMMUNICATIONS
• Child/family check-ins
• Coordinating meetups
• Text, video chat messaging with groups
• Travel & transportation
SOCIAL
• Time-based meetups with friends & family
• Dating safety
• Sharing live moments & group updates
• Event planning & coordination

Leaning into the future of smart devices

Kazoo's product roadmap includes migration towards Web 3.0 (interconnectivity between smartphones, smart medical devices/wearables, car telematics, home security systems and more). The Kazoo platform will provide preemptive safety and security capabilities for users across all types of mobile devices, allowing for maximum market penetration.

kazoo emergency platform



Kazoo's turnkey SOS platform connects into 4,800 emergency call centers nationwide
Smartphone
Wearables
Connected Car/ Ridesharing
Internet of Things
Home Security
kazoo
EMERGENCY PLATFORM
• Precise location
• Livestream video
• Type of emergency
• Vehicle telematics
• Voice
• Multimedia (photo, video)
• Demographic data
Emergency Contacts
Emergency Medical Services (EMS)
First Responders
9-1-1 Dispatchers

PRODUCT DEMO

See Kazoo's 911 enhanced connectivity technology in action

After being developed over the course of five years, Kazoo's intuitive frontend is now fully complete and functional. In this brief video below, you'll see how Kazoo is transforming how smartphones connect to 911 and turning them into a personal safety lifeline, sets us apart from other products that exist today.

demo


kazoo
PRODUCT DEMO
PRESENTED BY:
PETER J. GOODMAN
CEO, KAZOO

Here's a transcript of the video

STRATEGIC PARTNERSHIPS

Partnered with #1 public safety tech company, RapidSOS

In an emergency, RapidSOS links life-saving data from any connected device or mobile app to 911 and first responders. This helps first responders receive accurate information – such as your name and pinpoint location – in real-time, so that they can respond to emergencies faster and more effectively.

Kazoo is certified as RapidSOS Ready, which means that our users can securely and automatically send their Kazoo data to 911 and first responders in any emergency situation. RapidSOS (and therefore, Kazoo) supports more than 4,800+ emergency call centers across the nation with 92%+ coverage.

Rapid SOS Partnership


kazoo RapidSOS
Kazoo users can securely connect their life-saving data to over 4,800 public safety agencies nationwide.
Kazoo is certified as RapidSOS Ready
RapidSOS Ready

Rapid SOS Partnership

Michael Martin, CEO of RapidSOS
Trusted data provider for over 4,800 public safety agencies worldwide, $107M funding

RapidSOS

"Together with innovative companies like Kazoo, certified as RapidSOS Ready, we're providing people with an added layer of safety and security and we're supporting our heroic first responders in saving millions of lives annually."

CELEBRITY INVESTOR TESTIMONIAL

Game-changing Technology

Kazoo has attracted the eye of hundreds of investors, successful entrepreneurs, and well-connected celebrities. Watch Kimberly Clapp, 5x Emmy award-winning journalist, interview Brian Hartline, former NFL player and current Ohio State wide receiver coach. Both are Kazoo investors – they have invested considerable time, put their reputations on the line and will be tapping into their network of key business contacts to help Kazoo during product launch and throughout our strategic growth plan.

Brian Hartline Testimonial


OHIO STATE
BRIAN HARTLINE
FORMER NFL PLAYER, TOP COLLEGE COACH, KAZOO

Here's a transcript of the video

GO-TO-MARKET STRATEGY

Built for rapid growth

Kazoo's monetization model revolves around a rapid-growth B2B white label strategy. Companies with millions of users can integrate Kazoo's turnkey all-in-one location-based safety and communications technology into their existing apps to:

- Turn their basic apps into sticky lifestyle and safety apps that customers use and rely upon every day
- Increase revenue via paid subscriptions
- Increase market share by attracting new customers
- Improve customer retention
- Gain a competitive edge against competitors that offer only basic app functionality
- Provide additional value to customers beyond core products and services
- Build long-term brand value by demonstrating corporate commitment to personal and family safety

customers


Business-to-Business Target Customers
Developed with the safety of the end user in mind, Kazoo's scalable technology (for companies) is deployed to tens of millions of *their* customers.
Telcos
AT&T
Verizon
T-Mobile
Deutsche Telekom
Vodaphone
Nippon Telegraph & Telephone Corp
Theme Parks
Disney
Merlin Entertainment
Universal Parks
Six Flags
SeaWorld Parks
Parques Reunidos
Home Security Companies
Vivant
Guardian
ADT
Brinks
Monitronics
Vector Security

strategy


Business-to-Business White Label Strategy
Telcos
3.5 billion smartphone subscribers worldwide
Theme Parks
521 million visitors annually (worldwide)
Home Security Companies
41.2 million households
Cricket Wireless
Circles
Powered by
kazoo
Disney
ConnectNow
Powered by
kazoo
Vivant
TrustNet
Powered by
kazoo

BUSINESS MODEL

Subscription pricing

Our total addressable market in the U.S. is $285B, and we've targeted a $12B serviceable market. Our scalable and cost-efficient go-to-market strategy focuses on national channel partners to reach millions of end-users.

Our B2B pricing strategy includes a one-time integration fee, plus a tiered monthly per-user fee. This approach provides a consistent revenue stream for Kazoo while minimizing barrier-to-entry friction. To increase market penetration, our business model also includes a B2C subscription strategy.

pricing-chart

MARKET	DESCRIPTION	PRICING
B2B	Integration + white label + per user fees	$15K integration fee + $100K white label fee + $1/mo. per user fees
B2C	Recurring revenue subscription	$6.99/mo. $69.99/yr.

TEAM

Powered by a track record of success

Kazoo's proven entrepreneurial leadership team has brought over a dozen mobile and SaaS-based products and companies to the vanguard of innovation within their respective industries. Our world-class team of award-winning designers and engineers has led projects for global companies like Apple, Twitter, Microsoft, and even Kanye West.

investing


Investing in Kazoo
puts you on a team that has worked with the best in the business
UX/UI Design Team
Engineering Team
KANYE WEST
HERMÈS
Microsoft
JAGUAR
LAND ROVER



Peter J. Goodman

CEO

Peter brings the Kazoo vision to life. A lifelong entrepreneur with a strong track record of building and launching rapid-growth SaaS companies in the healthcare, technology, and mobile app sectors, Peter oversees all of Kazoo's day-to-day operations, including UI/UX design, product engineering and development, release schedules, product roadmaps, channel partnerships, and corporate messaging. Prior in his career, as founder and CEO of an international venture capital funded software development company, he turned a simple desktop application into an algorithmic and scalable enterprise staff scheduling technology platform; this platform is now used by more than 1,200 medical institutions worldwide. His vast experience with mobile app and application development, advertising, branding, messaging, digital marketing, project management, and architecting and designing custom web-based applications fuels his drive for Kazoo to reach mass adoption on a global scale. Peter received his M.A. from The Johns Hopkins University and a B.A from Washington University in St. Louis.



Jake Frey

Head of Product Design

As Head of Product Design, Jake is a creative, dedicated mobile app designer committed to building world-class products that are aesthetically and functionally appealing for all users. Jake is Founder and Creative Director of Dream Team, whose clients include Apple, Twitter, Snapchat, Hermès, and Kanye West. Working with top tech companies, he has also built Apple Pay with Apple, Twitter Commerce with Twitter and products for iOS, Android, Google Glass, and Apple Watch. As the former Creative Director of Fancy, he worked to create an app that grew to 15 million users and raised $100 million, as well as being named one of the best apps of the year in the Apple and Google App Stores.



Scott Woldin

Head of Marketing

Scott is responsible for all branding and design for both corporate and consumer marketing. Scott is highly trained and experienced in developing corporate identities and multi-layered advertising campaigns. He has led the creative efforts of agencies in large markets such as Chicago, Charlotte, Louisville, and Washington, D.C., with a client roster including Sprint PCS, Motorola, YUM! Brands, and the NFL Players Club, to name a few. Formerly serving as the Art Director of One Alliance Communications, an independent creative agency, Scott led the concept development and layout team in all areas of print, outdoor, broadcast, and interactive advertising and design, taking each project from initial meeting to end product.



Laurie Johnston

Head of Finance

As Head of Finance for Kazoo, Laurie is an experienced financial executive with a focus on and expertise in fast-growth tech companies. She has helped secure millions in venture capital and private equity funding while also being a member of multiple management teams over her career. While working as VP of Finance at SOALogix, Laurie worked with the president to secure over $10M in equity financing and private investors, as well as leading the effort with senior management in the development and preparation of 12 to 60-month budgets and financial projections. Laurie has also developed sophisticated financial modeling and cash flow forecasting, including accrual-based financial projections for profit and loss, balance sheets, and cash flow statements.

USE OF PROCEEDS

If the offering's maximum amount of $307,801 is raised:

Use	Value	% of Proceeds
Marketing	$50,000	16.2%
Product Development	$150,000	48.7%
Payroll	$80,455	26.1%
Technology Infrastructure	$12,264	4.0%
Intermediary fees	$15,082	4.9%

TERMS

This is an offering of Series B units, under registration exemption 4(a)(6), in Kazoo LLC. This offering must raise at least $10,000 by February 28, 2022 at 10:58pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Kazoo may issue additional securities to raise up to $307,801, the offering's *maximum*.

$29,569 raised!

$10,000 minimum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

4,243,097 units
× $1.72 per unit

$7,298,127 implied valuation

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

Form C on July 8, 2021

Form C/A on August 17, 2021

Form C/A on August 30, 2021

Form C/A on October 18, 2021

Form C/A on November 9, 2021

Form C/A on November 15, 2021

Form C/A on December 6, 2021

Form C/A on December 9, 2021

Form C/A on January 5, 2022

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- Facebook
- Twitter
- Instagram
- LinkedIn

UPDATES

Jan 5, 2022	Filed Form C/A
Dec 27, 2021	Kazoo Community, What we've developed is a...
Dec 23, 2021	Kazoo Community, I recently had the...
Dec 16, 2021	Kazoo Community, We're transforming how...
Dec 14, 2021	Kazoo Community, This is your final reminder...
Dec 10, 2021	We have some exciting news! CEO and Host of...
Dec 9, 2021	Filed Form C/A
Dec 8, 2021	Kazoo Community, The clock is ticking! It's...
Dec 6, 2021	Kazoo Community, Our award winning mobile...
Dec 6, 2021	Filed Form C/A
Dec 3, 2021	Kazoo Community, Want to learn more about...
Dec 2, 2021	Hello Kazoo Community, For those of you...
Nov 16, 2021	KAZOO AWARDED 2021 IMPACT COMPANY OF THE YEAR...
Nov 15, 2021	Filed Form C/A
Nov 9, 2021	Filed Form C/A
Nov 1, 2021	Just out today! DotCom Magazine's Exclusive...
Oct 18, 2021	Filed Form C/A
Sep 21, 2021	Join Kazoo's CEO for Interactive Investor...
Sep 3, 2021	From CEOs to single mothers, Kazoo has more...
Aug 30, 2021	Filed Form C/A
Aug 24, 2021	WE'RE EXCITED TO ANNOUNCE THAT "ISRAEL'S #1...
Aug 17, 2021	Filed Form C/A
Jul 8, 2021	Primary offering of 178,954 units at $1.72
Jul 8, 2021	Filed Form C

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